As filed with the Securities and Exchange Commission on October 12, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST FOUNDATION INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8639702
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
200 Crescent Court, Suite 1400
Dallas, Texas 75201
(469) 638-9636
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Kelly Rentzel
General Counsel
First Foundation Inc.
200 Crescent Court, Suite 1400
Dallas, Texas 75201
(469) 638-9636
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Joshua A. Dean, Esq.
Sheppard, Mullin, Richter & Hampton LLP
650 Town Center Drive, Tenth Floor
Costa Mesa, California 92626
(714) 424-8292
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
FIRST FOUNDATION INC.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Purchase Contracts
Warrants
Rights
Units
We may offer and sell the securities in any combination from time to time in one or more offerings. The preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights and units may be convertible into or exercisable or exchangeable for our common stock or our other securities. This prospectus provides you with a general description of the securities we may offer.
Each time we offer and sell any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement or other free writing prospectus, that will describe the specific amounts, prices and terms of the securities being offered. These supplements, free writing prospectuses and any documents incorporated by reference herein may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement, any related free writing prospectus and all documents incorporated by reference before buying any of the securities being offered. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on the NASDAQ Global Market under the symbol “FFWM.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Market or any other securities exchange of the other securities covered by the prospectus supplement.
We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers or agents, and any applicable fees, commissions or discounts, will be included in the applicable prospectus supplement.
Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus and any similar section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.
These securities are not savings or deposit accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental entity.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 12, 2022.

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RISK FACTORS
Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.
We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Special Note Regarding Forward-Looking Statements” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purposes of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
References in this prospectus to “we,” “our,” “us,” and the “Company” refer to First Foundation Inc. and our subsidiaries on a consolidated basis, unless the context otherwise requires. References to the securities offered refer solely the securities of First Foundation Inc. and not to any of our subsidiaries. References to “FFA” refer to First Foundation Advisors, a California corporation and our wholly-owned subsidiary, and references to “FFB” refer to First Foundation Bank, a California state chartered bank and our wholly-owned subsidiary. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC from our internet website at http://www.ff-inc.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on, or that may be accessed through, our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.
This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities offered by us. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.
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Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 9, 2022 and August 8, 2022, respectively;

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Our Current Reports on Form 8-K, filed with the SEC on January 21, 2022, January 24, 2022, March 24, 2022, April 26, 2022, and June 10, 2022, and the amendment to our Current Report on Form 8-K filed with the SEC on January 13, 2022; and

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The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 19, 2014, as amended by our registration statement on Form 8-A/A (Amendment No. 1), filed with the SEC on October 30, 2015, as the description therein has been updated and superseded by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020, and any amendment or report filed for the purpose of updating such description.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Corporate Secretary
First Foundation Inc.
200 Crescent Court, Suite 1400
Dallas, Texas 75201
(469) 638-9636
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus and any accompanying prospectus supplement. In order to ensure timely delivery of the documents incorporated by reference in this prospectus, any request should be made no later than five business days prior to the date on which you plan to make a final investment decision. These filings and reports can also be found on our website, located at http://www.ff-inc.com, by following the links to “Investor Relations,” “Financials,” and “SEC Filings.”
The information contained on our website does not constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or free writing prospectus and the documents incorporated herein and therein by reference may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.
By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause our business, financial condition and results of operations to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, the risk of incurring credit losses, which is an inherent risk of the banking business; the negative impacts and disruptions resulting from the COVID-19 pandemic on our colleagues, clients, the communities we serve and the domestic and global economy, which may have an adverse effect on our business, financial position and results of operations; the risk that we will not be able to continue our internal growth rate; the performance of loans currently on deferral following the expiration of the respective deferral periods; the risk that we will not be able to access the securitization market on favorable terms or at all; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; risks associated with changes in interest rates, which could adversely affect our interest income and interest rate margins and, therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; the risk that we may be unable or that our board of directors may determine that it is inadvisable to pay future dividends at historic levels or at all; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships. Additional factors that may cause our business, financial condition and results of operations to differ significantly from those described in the forward-looking statements include those set forth under the heading “Risk Factors” included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as other factors described in our periodic reports filed from time to time with the SEC and those which may be set forth in the accompanying prospectus supplement or free writing prospectus. Other unknown or unpredictable factors also could have a material adverse effect on us and our business, financial condition and results of operations.
We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, nor do we intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

FIRST FOUNDATION INC.
We are a financial services company that provides a comprehensive platform of financial services to individuals, businesses and other organizations. We currently conduct our operations in California, Nevada, Florida, Hawaii, and Texas. Our integrated platform provides banking products and services, investment advisory and wealth management services and trust services to effectively and efficiently meet the financial needs of our clients. We provide business banking products and services to small to moderate-sized businesses and professional firms, and consumer banking products and services to individuals and families. As of June 30, 2022, we had $11.2 billion of total assets, $8.9 billion of loans, $0.5 billion of loans held for sale, $9.5 billion of deposits, $4.8 billion of assets under management, and $1.2 billion of trust assets under advisement. Our investment advisory and wealth management and trust services provide us with substantial, fee-based, recurring revenues, such that in the first two quarters of 2022, our non-interest income was 15.6% of our total revenues.
We are registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. As a bank holding company, we are subject to regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the Federal Reserve Bank of Dallas under delegated authority from the Federal Reserve Board. As a Federal Deposit Insurance Corporation (“FDIC”) insured, California state chartered bank, FFB is subject to regulation and examination by the FDIC and the California Department of Financial Protection and Innovation. FFB also is a member of the Federal Home Loan Bank of San Francisco, which provides it with a source of funds in the form of short-term and long-term borrowings. FFA is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is subject to regulation by the SEC under that Act.
Our principal executive office is located at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, where our telephone number is (469) 638-9636. Our website address is www.ff-inc.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and shall not be deemed to be part of this prospectus or part of any prospectus supplement.
USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we anticipate the net proceeds from the sale of the securities by us will be added to our general funds and will be available for general corporate purposes, including, among other things, the repayment of existing indebtedness, the repurchase of our common stock, investments in, or extensions of credit to, our existing or future subsidiaries, and the financing of possible acquisitions.
Pending such use, we may invest the net proceeds in securities or reduce our indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank, FFB. Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.
DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our common stock, preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights and units that we may offer from time to time in one or more offerings together or separately. These summary descriptions are not meant to be complete descriptions of each of the securities. The particular terms of any offering of securities will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. You should carefully read both this prospectus and any related prospectus supplement before you invest in any of our securities.
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of October 5, 2022, there were 56,387,671 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any securities exchange on which our securities may be listed or traded.
In this section we describe certain features and rights of our capital stock. The following discussion summarizes some of the important rights of our stockholders. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Delaware General Corporation Law (“DGCL”) and our Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The summary below and any update which may be contained in any prospectus supplement is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any prospectus supplement used to offer our common stock or preferred stock, as applicable.
Common Stock
We may issue, either separately or together with other securities, shares of common stock. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.
Holders of shares of our common stock are entitled to one vote for each share held of record on all matters voted upon by stockholders. If we issue preferred stock, holders of the preferred stock may also possess voting rights. Upon our liquidation or dissolution, the assets legally available for distribution to holders of our shares of common stock, after payment of all our obligations and payment of any liquidation preference of all other classes and series of stock entitled thereto, including our preferred stock, are distributable ratably among the holders of our common stock.
The holders of our common stock have no preemptive rights to subscribe for new issue securities, and shares of our common stock are not subject to redemption, conversion, or sinking fund provisions.
After the preferential dividends upon all other classes and series of stock entitled thereto shall have been paid or declared and set apart for payment and after we have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then the holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefore under the laws of the State of Delaware. Delaware law imposes restrictions on the payment of cash dividends by Delaware corporations such as First Foundation Inc. Moreover, as a bank holding company, we are required to be a source of financial strength for our bank subsidiary and, therefore, we will not be permitted to pay dividends if, in the view of the Federal Reserve Board, doing so would weaken our financial condition or capital resources. In addition, cash dividends from FFB and FFA will constitute the principal sources of cash available to us to pay dividends to stockholders in the future. However, there are statutory and regulatory restrictions on their ability to pay cash dividends to us. Therefore, dividend payment restrictions on FFB and FFA may limit the amount of cash that we will have to pay dividends to our stockholders. For additional information regarding the legal and regulatory restrictions on the payment of cash dividends by us and our subsidiaries, see “Dividend Policy and Restrictions on the Payment of Dividends” which is incorporated into this prospectus from Item 5 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, which we filed with the SEC on February 28, 2022.
Our common stock is currently traded on the NASDAQ Global Stock Market under the symbol “FFWM.”
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, PA 19103 and its telephone number is (800) 733-1121.

Preferred Stock
The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the certificate of designation with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock. In the event of any conflict between the terms of such certificate of designation and the summary set forth below or in the applicable prospectus supplement, the terms set forth in the certificate of designation shall govern.
Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. Our board of directors may, without any action by holders of common stock or, except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock.
Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below, unless otherwise provided in the prospectus supplement related to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series. The rights of any series of preferred stock may include, among others:
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general or special voting rights;

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preferential liquidation or preemptive rights;

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preferential cumulative or noncumulative dividend rights;

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redemption or put rights;

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conversion or exchange rights; or

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any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
Voting Rights.   Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as may be otherwise required by Delaware law or in our Certificate of Incorporation.
Dividends.   Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, dividends at such rates and on such dates described, if any, in the applicable prospectus supplement and certificate of designation. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement and certificate of designation.
Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement and certificate of designation. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Such dividends shall accrue on a daily basis and shall be payable quarterly in arrears on or before March 31, June 30, September 30 or December 31 of each year, or as otherwise specified in the certificate of designation with respect to the series of preferred stock.
If dividends are paid to holders of such preferred stock, the preferred stock will share dividends pro rata with any parity securities. Unless otherwise set forth in the applicable prospectus supplement and certificate of designation, any dividends that are not paid with respect to a dividend period will not cumulate but will be waived and not payable by us.
Rights Upon Liquidation.   Unless otherwise set forth in the applicable prospectus supplement and certificate of designation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities (including our common stock), liquidating distributions in the amount described in the applicable prospectus supplement and certificate of designation relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. In addition, if the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.
Redemption.   We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement and certificate of designation. The applicable prospectus supplement and certificate of designation will state the terms, if any, regarding partial redemption, future payment of dividends, termination rights, treatment in the event of arrears and our ability to acquire any shares.
Conversion or Exchange Rights.   The prospectus supplement and certificate of designation relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement and certificate of designation, including: the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and/or preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the applicable prospectus supplement and certificate of designation. Unless the applicable prospectus supplement and certificate of designation relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.
Anti-Takeover Effects
Federal and state banking laws and regulations, Delaware law, and certain provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in the payment of a premium over the market price for the shares held by our stockholders.
Restrictions on Ownership.   The Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, together with similar state statutes and federal implementing regulations, require that, depending on the particular circumstances, federal and/or state regulatory approval must be obtained or notice must be furnished prior to any person acquiring “control” of us or our state bank subsidiary, including the acquisition of certain percentages of our capital stock. These laws may prevent a merger or acquisition that would be attractive to our stockholders and could limit the price investors would be willing to pay in the future for our common stock.
Delaware Anti-Takeover Law.   As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder’s affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder” unless certain specified conditions are satisfied. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for our securities.
Blank Check Preferred Stock.   The Board of Directors is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions on the shares of each series. The authority to designate and issue preferred stock may be used to issue one or more series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.
Advance Notice Bylaws.   Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of the annual meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who (i) was a stockholder of record on the record date for the meeting, (ii) is entitled to vote at the meeting and (iii) has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or to nominate candidates for election to the board prior to the date of the annual meeting. Although our Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting, including the nomination of candidates for election to the board in opposition to nominees of the board of directors, if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.
Calling of Special Stockholders Meetings.   Under the DGCL, a special meeting of stockholders may be called by our board of directors or by any person authorized to do so in our Certificate of Incorporation or Bylaws. Our Bylaws provide that a special meeting of stockholders may be called by the board, the chairman of the board, the president, or by stockholders owning not less than 20% of the voting power of the Company, provided that such stockholder or holders have held at least a 20% net long position in the Company’s outstanding shares for at least one year.
Exclusive Forum Selection Provision.   Our Certificate of Incorporation contains an exclusive forum selection provision that requires certain legal actions, including stockholder derivative lawsuits, to be brought in courts located in the State of Delaware.
DESCRIPTION OF DEPOSITARY SHARES
We may issue fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, except as otherwise set forth in the applicable prospectus supplement, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the deposit agreement and terms of the depositary shares, as applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the depositary shares that we may offer under this prospectus, as well as the complete deposit agreement and depositary share certificates and any other related documents that contain the terms of the depositary shares. The deposit agreement, and not any summary included herein or in any prospectus supplement or free writing prospectus, will be the legally binding document governing the terms of any depositary shares we may issue.
Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities. In addition, the prospectus supplement will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
DESCRIPTION OF DEBT SECURITIES
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement. The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.
General
We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures. You should carefully consider the actual provisions of the indentures and any supplemental indentures.
The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the dollar value of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets (or any property or assets of any of our subsidiaries). Thus, by owning debt securities, you will be one of our unsecured creditors.
We are a holding company and conduct substantially all of our operations through our subsidiaries, FFA and FFB. As a result, claims of holders of our debt securities will generally have a junior position to claims of creditors of FFA and FFB. Our cash flows and our ability to service our debt, including any debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. In addition, our right to participate as a stockholder in any distribution of assets of FFA and FFB (and thus the ability of holders of our debt securities to benefit from such distribution as our creditors) is junior to creditors of FFA and FFB, including depositors of FFB.
The indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.
The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.
We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.
The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:
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the title and form of the debt securities;

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the ranking of the debt securities as compared to other debt and if such debt securities are subordinated, the terms of the subordination;

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the aggregate principal amount of the debt securities or the series of which they are a part;

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whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

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the person or persons to whom any principal or interest on a debt security of the series will be paid;

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the date or dates on which we must repay the principal;

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the rate or rates at which the debt securities will bear interest;

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whether the debt securities will be issued as original issue discount debt securities (as described below);

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the date or dates from which interest will accrue, and the dates on which we must pay interest;

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the place or places where we must pay the principal and any premium or interest on the debt securities;

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the terms and conditions on which the debt securities may be convertible into other securities;

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whether the debt securities are entitled to the benefit of any sinking fund;

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the identity of the trustee;

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the terms and conditions on which we may redeem any debt security, if at all;

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any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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the denominations in which we may issue the debt securities;

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the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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the currency in which we will pay the principal of and any premium or interest on the debt securities;

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the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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whether the debt securities are defeasible and the terms of such defeasance;

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any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

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whether the debt securities are to be issued in global form;

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any restrictions on the offer, sale and delivery of the debt securities;

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the identity of each security registrar or paying agent (if other than trustee);

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any provisions granting special rights to debt securities holders upon the occurrence of specified events;

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any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture; and

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any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.
Senior Debt Securities
The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.
Events of Default.   Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:
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default in the payment of interest on any senior debt security of that series and the continuance of that default for 90 days;

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default in (i) the payment of the principal of (or premium, if any, on) any senior debt security of that series when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise or (ii) any payment required by any sinking or analogous fund established with respect to that series;

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failure by us for 90 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

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specified events of bankruptcy, insolvency, or reorganization; and

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any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs, the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series shall automatically be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.
We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default. Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding senior debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the senior indenture.
Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.
Defeasance and Covenant Defeasance.   Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:
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defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding; and/or

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covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we will be required to deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.
As used in the senior indenture, “U.S. government obligations” are:
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direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that are guaranteed as full faith and credit obligations of the U.S. and that are not redeemable by the issuer thereof; and

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certain depositary receipts with respect to obligations referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that are guaranteed as full faith and credit obligations of such foreign government or governments and that are not redeemable by the issuer thereof.
As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.
If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated. We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.
Modification and Waiver.   Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:
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evidence the assumption by another person of our obligations;

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add covenants for the benefit of the holders of all or any series of senior debt securities;

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add any additional events of default;

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add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

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add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

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conform to the “Description of the Notes” section of the applicable prospectus supplement to the extent that such provision in the “Description of the Notes” set forth in the applicable prospectus supplement was intended to be a verbatim recitation of a provision of the applicable indenture;

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supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect;

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secure any senior debt security;

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establish the form or terms of senior debt securities of any series;

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evidence the acceptance of appointment by a successor trustee; or

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cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment will be permitted to, however, without the consent of the holder of each outstanding senior debt security affected:
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change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

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reduce the principal amount of (or premium or additional amounts, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

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change the place or currency of payment of principal of (or premium or additional amounts, if any) or the interest, if any, on such senior debt security;

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impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

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make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price;

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reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

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modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.
Consolidation, Merger, and Sale of Assets.   We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:
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the successor is a person organized under U.S. law;

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the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

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after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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other specified conditions are met.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.
Subordinated Debt Securities
Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those subordinated debt securities. The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited. Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.
Subordination.   As used in this prospectus, “senior indebtedness” means the principal of, premium or additional amounts, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind. Senior indebtedness, however, does not include indebtedness that is stated in its terms to not be superior to, or to have the same rank as or be subordinate to, the subordinated debt securities.
As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or be subordinate to, the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt.
Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium or additional amounts, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:
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there shall have occurred and be continuing a default in the payment of principal of (or premium or additional amounts, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

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any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium or additional amounts, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.
Events of Default.   Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of subordinated debt securities:
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default in the payment of interest on any subordinated debt security of that series and the continuance of that default for 90 days;

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default in (i) the payment of the principal of (or premium, if any, on) any subordinated debt security of that series when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise or (ii) any payment required by any sinking or analogous fund established with respect to that series;

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failure by us for 90 days after notice to perform any of the other covenants or warranties in the subordinated indenture applicable to that series;

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specified events of bankruptcy, insolvency, or reorganization; and

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any other event of default specified with respect to subordinated debt securities of that series.

If any event of default with respect to subordinated debt securities of any series occurs, the principal amount (or, if the subordinated debt securities of that series are original issue discount subordinated debt securities, a specified portion of the principal amount) of all subordinated debt securities of that series shall automatically be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding subordinated debt securities of that series will be entitled to annul the declaration.
We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount subordinated debt securities upon an event of default. Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the subordinated indenture at the request or direction of any of the holders of subordinated debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding subordinated debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the subordinated indenture.

Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.
Defeasance and Covenant Defeasance.   Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities — Defeasance and Covenant Defeasance.”
Modification and Waiver.   Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities — Modification and Waiver.” Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.
Consolidation, Merger, and Sale of Assets.   Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities — Consolidation, Merger, and Sale of Assets.”
Regarding the Trustee
Unless otherwise specified in the applicable prospectus supplement, the right of the trustee to obtain payment of claims or secure its claims will be limited, should it become our creditor.
The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture.
The applicable prospectus supplement will identify the trustee for the particular series of debt securities to be issued under either of the indentures.
Governing Law
The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares.
The price of our debt securities, or the price per share of our common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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any material United States federal income tax considerations relevant to the purchase contracts; and

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whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently, as part of a unit, and/or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, units, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.
General
If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following:
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the title of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

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the price or prices at which the warrants may be exercised to purchase the securities underlying them;

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the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

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the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

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if applicable, the date on and after which the warrants and the related debt securities, common stock, preferred stock or other securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

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whether the warrants will be issued in registered or bearer form;

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a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.
Exercise of Warrants
Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares or other securities at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.
Subject to any restrictions and additional requirements that may be set forth in the applicable prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares or other securities purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares or other securities purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
Additional Provisions
The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:
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the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

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a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

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any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price of a stock warrant at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, the terms of the applicable stock warrant shall provide that, in case of any consolidation, merger, or sale or conveyance of the property of First Foundation Inc. as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS
We may issue rights to purchase shares of our common stock, preferred stock, depositary shares, debt securities, or any combination thereof. The rights may be issued independently, as part of a unit, and/or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.
Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:
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the title of the rights;

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the record date for determining security holders entitled to the rights distribution;

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the number of rights issued and the number of shares of common stock, preferred stock or other securities that may be purchased upon exercise of the rights;

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the identity of the rights agent;

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the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

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if applicable, the designation and terms of the other securities with which the rights are issued and the number of such securities issued together with such rights;

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the date, if any, on and after which the rights will be separately transferable;

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if applicable, the minimum or maximum number of rights that may be exercised at any one time;

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the exercise price of the rights;

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the steps required to exercise the rights;

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the conditions to the completion of the offering, if any;

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the withdrawal, termination and cancellation rights, if any;

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the date on which the rights will become effective and the date on which the rights will expire;

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whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

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whether we intend to sell the shares of common stock or other securities underlying such rights that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

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our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

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any material U.S. federal income tax consequences; or

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder thereof to purchase for cash the principal amount of shares of common stock, preferred stock or other securities underlying such rights at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.
Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

The applicable prospectus supplement will describe the terms of any rights. The preceding description and any description of rights in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the terms of any agreements relating to the rights.
DESCRIPTION OF UNITS
We may issue units consisting of our common stock, preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights, or any combination thereof. The units may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of units will be issued under a separate unit agreement to be entered into between a unit agent and us. The unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of units.
We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each security included in such unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The prospectus supplement relating to any units we offer will describe the specific terms of the offering and the units, including:
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the designation and the terms of the units and each of the securities constituting the units, including whether and under what circumstances those securities may be traded separately;

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any additional terms of the agreement governing the units;

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any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

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any applicable material United States federal income tax consequences; and

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whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Common Stock and Preferred Stock,” “Description of Depositary Shares,” “Description of Debt Securities,” “Description of Purchase Contracts,” “Description of Warrants,” and “Description of Rights” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the terms of any agreements relating to the units.
DESCRIPTION OF GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, we may issue any of the securities described in this prospectus or any prospectus supplement in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by such registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.
If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.
Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons beneficially holding securities through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities represented by the registered global security. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them. However, we can provide no assurances regarding how any particular depository (or participant therein) will operate as it relates to our securities which may be represented by a registered global security.
Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of First Foundation Inc., the trustees, the warrant agents, the unit agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will promptly credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. However, expect to the extent set forth in any applicable contractual arrangement we may have with a holder of our securities or any applicable law, we take no responsibility for the actions or omissions of any depository (or participant therein) which holds our securities which may be represented by a registered global security.
If the depository for any of our securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture for any debt securities, we may at any time and in our sole discretion decide not to have any of such securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee or depository, run only to the legal holders of our securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in “street name”, you should check with your own institution to find out:
•
how it handles securities payment and notices;

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whether it imposes fees or charges;

•
how it would handle a request for the holders’ consents, if ever required;

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whether and how you can instruct it to send your securities registered in your own name so you can be a registered holder;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

If our securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe herein;

•
an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee or other third party agent have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee or other third party agent also do not supervise the depositary in any way;

•
the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
PLAN OF DISTRIBUTION
We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers (acting as agent or principal), with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants, rights or other securities exercisable for our other securities upon the exercise of such warrants, rights or other exercisable securities; through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; through agents on a best-efforts basis; directly to our stockholders, including in a dividend or distribution or in a subscription rights offering; or through a combination of any of these methods of sale. We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.
Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in the prospectus supplement, including: the name or names of any underwriters, dealers, or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us, any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation; and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; and any delayed delivery arrangements.
The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed such amounts as is determined to be unfair or unreasonable under applicable FINRA rules.
No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121 unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NASDAQ Global Market. We may elect to list any series of preferred stock or other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities. We cannot guarantee the liquidity of the trading markets for any securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise stated in the applicable prospectus supplement, the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.
If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, unless stated otherwise in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids, in each case, in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.
Any underwriters or agents that are qualified market makers may engage in passive market making transactions in our common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries or affiliates in the ordinary course of their businesses. Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof or to reimbursement of certain expenses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.
Under the securities laws of some states, to the extent applicable, the securities offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities offered hereby may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise in compliance with applicable laws.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
LEGAL MATTERS
Except as otherwise provided in any prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2021 and the effectiveness of our internal control over financial reporting have been audited by Eide Bailly, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.
SEC registration fee	$	*
Trustee’s fees and expenses		**
Transfer agent and registrar fees		**
Printing expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Legal fees and expenses		**
Miscellaneous expenses		**
Total	$	**

*
Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

**
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation (including us) to indemnify our directors, officers, employees and agents, or other persons who are or were serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, any such person referred to as an indemnitee, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The indemnitee must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in our right, indemnification may be made only for expenses actually and reasonably incurred by the indemnitee in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to us, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant indemnitee are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Section 145(g) of the DGCL also provides that a corporation may maintain insurance against liabilities even if the corporation would lack the power under the DGCL to indemnify against those liabilities.
Article VI of our Bylaws provides that we will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other (a “Proceeding”), other than an action by or in our right, by reason of the fact that such person is or was our director or officer, or while such person is or was our director or officer, is or was serving at our request as a director, officer, employee, member, manager, trustee or agent of another corporation, limited liability company, partnership, joint venture, trust, nonprofit entity or other enterprise, including, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), damages, losses, liabilities, judgments, fines, penalties, ERISA excise taxes, amounts paid or payable in settlement, any federal, state, local or foreign taxes, and all other charges paid or payable by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
Our Bylaws further state that this indemnification shall not be deemed exclusive of any other rights to which the indemnified person may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.
Article VIII of our Certificate of Incorporation includes provisions regarding indemnification of our directors and officers which are similar to those contained in Article VI of our Bylaws.
We have entered into indemnification agreements with our directors and executive officers. Those indemnification agreements require that we, among other things, (i) indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to our best interests), (ii) advance the expenses such directors or executive officers may incur as a result of or in connection with the defense of any proceeding brought against them as to which they could be indemnified, subject to an undertaking by the indemnified party to repay such advances if it is ultimately determined that he or she is not entitled to indemnification, and (iii) obtain officers’ & directors’ liability insurance if available on reasonable terms.
We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
Item 16.   Exhibits.
INDEX TO EXHIBITS
Exhibit Number	Description
1.1	Form of Underwriting Agreement for any offering of securities*
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on October 29, 2015)
3.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on June 10, 2022)
3.3	Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed on October 29, 2015)
4.1	Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K/A, filed on August 3, 2015).
4.2	Form of Specimen Certificate for Preferred Stock*
4.3	Form of Deposit Agreement for Depositary Shares*
4.4	Form of Indenture for Senior Debt Securities
4.5	Form of Indenture for Subordinated Debt Securities
4.6	Form of Senior Debt Securities*
4.7	Form of Subordinated Debt Securities*
4.8	Form of Purchase Contract*
4.9	Form of Warrant Agreement*
4.10	Form of Unit Agreement*
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (contained in Exhibit 5.1)

Exhibit Number	Description
23.2	Consent of Eide Bailly, LLP
24.1	Power of Attorney (contained on signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture**
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture**
107	Calculation of Filing Fee Table

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**
To be filed with the SEC on Form T-1 within two business days following the offering or sale of the debt securities represented thereby, pursuant to Rule 305(b)(2) promulgated under the Trust Indenture Act of 1939, if applicable.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)   that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(5)   that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)   The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on October 12, 2022.
FIRST FOUNDATION INC.
By:
/s/ SCOTT F. KAVANAUGH

Scott F. Kavanaugh
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Scott F. Kavanaugh, Ulrich E. Keller, Jr. and Kevin L. Thompson, and each of them, with full power of substitution, his or her true and lawful attorney-in-fact and agent to act for him or her in any and all capacities, to sign this registration statement on Form S-3 and any or all amendments thereto (including without limitation any pre-effective and post-effective amendments thereto), and any registration statement for the same offering that is to be effective upon filing pursuant Rule 462(b) under the Securities Act of 1933, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ SCOTT F. KAVANAUGH Scott F. Kavanaugh	Chief Executive Officer and Director (Principal Executive Officer)	October 12, 2022
/s/ KEVIN L. THOMPSON Kevin L. Thompson	Chief Financial Officer (Principal Financial and Accounting Officer)	October 12, 2022
/s/ ULRICH E. KELLER, JR. Ulrich E. Keller, Jr.	Chairman and Director	October 12, 2022
/s/ MAX BRIGGS Max Briggs	Director	October 12, 2022
/s/ JOHN HAKOPIAN John Hakopian	Director	October 12, 2022
/s/ DAVID LAKE David Lake	Director	October 12, 2022
/s/ ELIZABETH PAGLIARINI Elizabeth Pagliarini	Director	October 12, 2022

S-1

Signature	Title	Date
/s/ MITCHELL M. ROSENBERG Mitchell M. Rosenberg	Director	October 12, 2022
/s/ DIANE RUBIN Diane Rubin	Director	October 12, 2022
/s/ JACOB SONENSHINE Jacob Sonenshine	Director	October 12, 2022
/s/ GARY TICE Gary Tice	Director	October 12, 2022

S-2